Exhibit 99.2

CONSOLIDATED INCOME STATEMENTS
KMS INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
(In thousands except per share data)


                            One Month Ended        Twelve Months Ended
                              December 31              December 31
                            ---------------        --------------------
                            1996        1995        1996         1995
                           ------      ------      ------       ------
Net Operating Revenues
  Gross operating revenues $    0      $   12      $    0       $  129
  Allowances and adjustment     0           0         105          174
                           ------      ------      ------       ------
  Net Operating Revenues        0          12         105          303

Costs and Expenses
  Cost of revenue               0           7           0           52
  Research and development      0           0           0            0
  Selling, general and
    administrative             56         122         795          903
                           ------      ------      ------       ------
  Total Costs and Expenses     56         129         795          955

Other Income (Expense)
  Interest income               0           0           2            6
  Interest expense              0           0           0           (1)
  Other                         0           2          54          114
                           ------      ------      ------       ------
  Total Other Income            0           2          56          119
                           ------      ------      ------       ------
Loss Before Income Taxes      (56)       (115)       (634)        (533)
Provision for Income Taxes      0           0           0            0
                           ------      ------      ------       ------
Net Income (Loss)          $  (56)     $ (115)     $ (634)      $ (533)
                           ======      ======      ======       ======
Net Income (Loss) Per
  Common and Common
  Equivalent Share         $(0.02)     $(0.05)     $(0.19)      $(0.22)
                           ======      ======       ======      ======
Weighted Average Common
  and Common Equivalent
  Shares Outstanding        2,959       2,459       3,276        2,460

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CONSOLIDATED BALANCE SHEET
KMS INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
(In thousands)


                              December 31                    December 31
                                 1996                           1995
                              -----------                    -----------
Assets
  Current assets:
   Cash and cash equivalents   $   6                          $  463
   Receivables                     5                              41
   Other                          40                              48
                               -----                           -----
      Total Current Assets        51                             552

  Property and equipment
   Leasehold improvements          6                               6
   Machinery and equipment       267                             261
   Less accumulated
    depreciation                (245)                           (233)
                               -----                           -----
    Net Property and
     Equipment                    28                              34
  Other assets                    24                              53
                               -----                           -----
Total Assets                   $ 103                          $  639
                               =====                           =====

Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable            $ 240                          $  258
   Accrued compensation
    and benefit costs             99                              70
   Other accrued liabilities     101                             104
                               -----                           -----
Total Current Liabilities        440                             432

Stockholders' equity
  Common stock - $0.08 par value
    Authorized - 10,000,000 shares
    Issued - 2,992,561 shares
    in 1996 and 2,492,561
    shares in 1995               239                             199
  Additional paid-in
    capital                   29,266                          29,216
  Accumulated deficit        (29,714)                        (29,080)
  Treasury stock at cost-
    33,872 shares in 1996
    and 33,772 shares in
    1995                        (128)                           (128)
                              ------                          ------
Total Stockholders' Equity      (337)                           (207)
                              ------                          ------
Total Liabilities and
 Stockholders' Equity           $103                            $639
                              ======                          ======
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CONSOLIDATED STATEMENT OF CASH FLOWS
KMS INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
(In thousands)

                                          Twelve Months Ended
                                               December 31
                                          -------------------
                                           1996         1995
                                          ------       ------
From Operating Activities
 Net loss from operations before
  extraordinary item                      ($634)       ($533)
 Adjustments to reconcile net
 loss to net cash provided by
 (used in) operating activities:
 Depreciation and amortization               12            9
 Gain on disposals of property
  and equipment                               0            0
 Change in assets and liabilities which
  provided (used) cash:
   Receivables                               36           21
   Other current assets                       8            0
   Accounts payable                         (18)          51
   Accrued liabilities                       26         (173)
                                          ------       ------
  Total adjustments                          64          (92)
                                          ------       ------
  Net cash provided by
   used in operating activities            (570)        (625)
From Investing Activities
 Purchases of property and equipment         (6)          (8)
 Proceeds from sale of equipment              0            0
 Other                                       29           15
                                          ------       -------
 Net cash provided by investing
  activities                                 23            7
                                          ------       -------
From Financing Activities
 Proceeds from sale of common stock          90            0
 Payments on notes payable                    0            0
                                          ------       -------
  Net cash provided by (used in)
   financing activities                      90            0
                                          ------       -------
Increase in cash and cash equivalents
 from operations                           (457)        (618)
Cash and cash equivalents at January 1      463        1,081
                                          ------       -------
Cash and cash equivalents at December 31  $   6        $ 463
                                          ======       =======
Supplemental Disclosure of Cash
 Flow Information:
 Cash paid during the period for:
  Interest                               $    0        $   1
  Income taxes                                0           25